UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 22, 2009
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania	15205

(Address of Principal Executive Offices)	(Zip Code)
(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 5.02 Compensatory Arrangements of Certain Officers.
On June 22, 2009, Horsehead Corporation, a wholly-owned subsidiary of the registrant, entered into amendments of the employment agreements of each of its named executive officers, which amendments are attached as exhibits to this Current Report on Form 8-K, in order to clarify that the amount of each officer’s severance is based on the officer’s base salary at the time of a termination event.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement, dated as of June 22, 2009, between Horsehead Corporation and James M. Hensler

10.2	Second Amendment to Employment Agreement, dated as of June 22, 2009, between Horsehead Corporation and Robert D. Scherich

10.3	Second Amendment to Employment Agreement, dated as of June 22, 2009, between Horsehead Corporation and Ali Alavi

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2009.

HORSEHEAD HOLDING CORP.
/s/ Robert D. Scherich
By: Robert D. Scherich
Its: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement, dated as of June 22, 2009, between Horsehead Corporation and James M. Hensler

10.2	Second Amendment to Employment Agreement, dated as of June 22, 2009, between Horsehead Corporation and Robert D. Scherich

10.3	Second Amendment to Employment Agreement, dated as of June 22, 2009, between Horsehead Corporation and Ali Alavi